Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan

Originally Effective January 1, 1998

Amended and Restated November 3, 2023

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Table Of Contents

Page

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PREAMBLE    1
SECTION 1: DEFINITIONS    1
1.1409A ACCOUNT    2
1.2Account    2
1.3Administrative Committee    2
1.4Affiliated Companies    2
1.5Beneficiary    2
1.6Board    3
1.7Change of Control    3
1.8Change of Control Benefit    4
1.9CODE    4
1.10CODE SECTION 409A    4
1.11Company    4
1.12Compensation Committee    5
1.13Contribution    5
1.14Deferral Election Form    5
1.15Deferral Period    5
1.16Effective Date    5
1.17Elected Officer    5
1.18Eligible Employee    6
1.19Employer    6
1.20Enrollment Period    6
1.21ERISA    6
1.22Grandfathered Account    6
1.23Interest Bearing Fund    7
1.24Interest Rate    7
1.25Investment Fund    7
1.26Involuntary Termination    7
1.27Participant    7
1.28PBP    7
1.29PLAN    7
1.30Plan Administrator    7
1.31Plan Year    8
1.32Plan Year Account    8
1.33Qualified Plan    8
1.34Re-Deferral Election    8
1.35Restatement Date    8
1.36Separation from Service    8
1.37Unforeseeable Emergency    9
1.38Valuation Date    9
1.39Additional Definitions in Plan    10
SECTION 2: ELIGIBILITY AND PARTICIPATION    10
2.1Enrollment    10
2.2Termination of Participation    10
2.3Inactive Participation    10
2.4Annual Deferral Election    11
SECTION 3: PLAN CONTRIBUTIONS    12
3.1Participant Deferrals    12
3.2Cancellation of Election    12

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3.3Deferral Period Election    13
SECTION 4: ACCOUNTS    13
4.1ACCOUNT(S)    13
4.2Investment Earnings on Accounts    14
SECTION 5: PAYMENT OF BENEFITS    16
5.1Timing of Payments from the Plan    16
5.2Benefit Amount    17
5.3Payment Form    17
5.4Payment-Form Election    18
5.5Distributions on Account of Hardship or Unforeseeable Emergency    19
SECTION 6: CHANGE OF CONTROL BENEFITS    20
6.1Change of Control Benefit    20
6.2Form of Payment    21
6.3Termination of Grandfathered Account Features of Plan    21
SECTION 7: DEATH BENEFITS    21
7.1Death After Benefit Payments Begin    21
7.2Death Before Benefit Payments Begin    21
SECTION 8: VESTING    21
8.1Vesting    21
SECTION 9: DEFERRED RETENTION INCENTIVE ACCOUNTS    21
9.1Purpose    21
9.2Definitions    22
9.3Deferred Retention Incentive Account    23
SECTION 10: DEFINED CONTRIBUTION OSRP ACCOUNTS    24
10.1Purpose    24
10.2Definitions    24
10.3Terms Applicable to OSRP Accounts    28
SECTION 11: ADMINISTRATIVE POWERS AND DUTIES    30
11.1Administrative Oversight; Appointment of Plan Administrator    30
11.2Powers and Duties    30
11.3Committee Procedures    31
11.4Appointment of Agents    31
11.5Administrative Expenses    31
11.6Determinations    32
11.7Claim and Review Procedure    32
11.8Exemption From Liability/Indemnification    35
SECTION 12: AMENDMENT AND TERMINATION    36
12.1Amendment or Termination    36
SECTION 13: MISCELLANEOUS PROVISIONS    37
13.1Appendices    37
13.2ERISA STATUS    38
13.3Unfunded Nature of the Obligation    38
13.4Facility of Payment    38
13.5Governing Law    38
13.6Limitation on Assignment; Domestic Relations Orders    38

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13.7No Additional Rights    39
13.8NOTICE    39
13.9Severability    39
13.10Tax Consequences and Withholding    39
APPENDIX I: PARTICIPATING EMPLOYERS    41
APPENDIX II: DEFERRED RETENTION INCENTIVE ACCOUNTS    42
APPENDIX III: APPLICABLE PERCENTAGE FOR OSRP EMPLOYER CONTRIBUTIONS    43

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PREAMBLE

The purpose of this Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan is to attract and retain capable individuals to serve as executive employees of Alaska Air Group, Inc. (the “Company”) and of certain affiliated companies by providing a select group of executive or management employees the opportunity to defer receipt of compensation, to which the executives otherwise would be entitled currently.

The Plan is intended to qualify for exemption from Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Acts of 1974, as amended (“ERISA”), as a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Section 201(2), 301(a)(3) and 401(a)(1) of ERISA.

The Plan was originally adopted by the Company, effective as of January 1, 1998.

Effective January 1, 2003, the Plan was amended to incorporate the Performance Based Pay Plan (PBP), modifications in the claims and appeals procedures, and certain other minor modifications.

Effective January 1, 2005, the Plan was amended and restated to establish terms for 409A Accounts that are intended to comply with Code Section 409A, to preserve without modification the terms and conditions that apply to certain Grandfathered Accounts established prior to the 409A effective date, and to incorporate certain design modifications – for 409A Accounts – as approved by the Board.

Effective January 1, 2009, the Plan was amended to bring it into documentary compliance with final regulations under Code Section 409A. During the period January 1, 2005 through December 31, 2008, the Plan has been administered in accordance with its terms, to the extent consistent with Section 409A and applicable guidance, and otherwise in reasonable, good faith compliance with Section 409A.

Effective June 20, 2011, the Plan was amended to add OSRP Employer Contributions.

The Plan is now amended and restated, effective as of November 3, 2023, to make certain clarifying and administrative changes.

Section 1: DEFINITIONS

Whenever capitalized in this Plan, the following capitalized terms shall have the meanings set forth below except where otherwise provided. As used in the Plan, the masculine, feminine, and neuter genders shall each be deemed to include the other or others.

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1.1409A Account

“409A Account” means the portion (if any) of a Participant’s Account that is governed by Code Section 409A by virtue of an amount having been deferred (or having become vested) on or after January 1, 2005. A Participant’s 409A Account shall consist of:

(a)any Plan Year Account for a deferred PBP bonus award earned by the Participant during 2005 or any later year (and credited to the Participant’s Account in 2006 or any later year);

(b)any Deferred Retention Incentive Account held by the Participant; and

(c)any OSRP Account held by the Participant.

1.2Account

“Account” means one or more book reserve records maintained by the Company for the purpose of determining a Participant’s benefits under the Plan. Also see the definitions for “409A Account” and “Grandfathered Account.”

1.3Administrative Committee

“Administrative Committee” means a committee that is composed of at least three (3) members, all of whom are Elected Officers, and including the Chairman of the Board, who shall be the Chairman of the Administrative Committee. No bond or other security shall be required of any Administrative Committee member in such capacity. For periods prior to July 1, 2006, “Administrative Committee” means a committee appointed by the Chairman of the Board to serve as Plan Administrator, pursuant to Section 11.

1.4Affiliated Companies

“Affiliated Companies” or “Affiliate” means:

(a)the Company;

(b)any other corporation which is a member of a controlled group of corporations which includes the Company (as defined in Code Section 414(b));

(c)any other trade or business under common control with the Company (as defined in Code Section 414(c)); or

(d)any other member of an affiliated service group which includes the Company (as defined in Code Section 414(m)).

1.5Beneficiary

“Beneficiary” means the person or persons entitled to receive a Participant’s benefits payable under the Plan in the event of the Participant’s death. The Beneficiary is the person or persons

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named in the Participant’s latest written designation filed with the Plan Administrator, provided that the consent of the Participant’s spouse (if any) is required for the election of a non-spouse
Beneficiary and for any subsequent changes of the Participant’s Beneficiary designation. Spousal consent must be in writing, name the designated Beneficiary and be notarized.

If no designation has been filed with the Plan Administrator, or if the person or persons designated do not survive the Participant, the Beneficiary shall be the following persons in the following order of priority: (1) the surviving spouse (regardless of length of marriage), and (2) the estate of the Participant.

If the Beneficiary dies after the death of the Participant, but before full distribution has been made to that Beneficiary, the balance, if any, shall be distributed to the estate of that deceased Beneficiary.

1.6Board

“Board” means the Board of Directors of the Company, or a committee composed of fewer than all of the members of the Board of Directors of the Company that is authorized to act on behalf of the Board.

1.7Change of Control

“Change of Control” means the occurrence of any of the following:

(a)the Board approves (or, if approval of the Board is not required as a matter of law, the shareholders of the Company approve):

(i)any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(ii)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Participant’s Employer; or

(iii)the adoption of any plan or proposal for the liquidation or dissolution of the Participant’s Employer;

(b)at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. “Incumbent Directors” means:

(i)individuals who constituted the Board at the beginning of such period; and

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(ii)individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (i); and

(iii)individuals who were nominated or elected by individuals described in (ii).

(c)any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Company) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Company and an Employer, or any Affiliates thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

1.8Change of Control Benefit

“Change of Control Benefit” shall apply to a Participant’s Grandfathered Account (and not a Participant’s 409A Account) and shall have the meaning stated in Section 6.1.

1.9Code

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated under the Code.

1.10Code Section 409A

“Code Section 409A” means the provisions of section 409A of the Code, as interpreted by any and all proposed or final regulations, or other published guidance of the Department of the Treasury or Internal Revenue Service.

1.11Company

“Company” means Alaska Air Group, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors in interest.

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1.12Compensation Committee

“Compensation Committee” means the Compensation and Leadership Development Committee of the Board, or any successor committee as designated or appointed by the Board.

1.13Contribution

“Contribution” means a Participant’s deferral of compensation that would otherwise have been payable currently to the Participant but which is instead allocated to the Participant’s Account pursuant to Section 3.

1.14Deferral Election Form

“Deferral Election Form” means the document or other record of an election by a Participant pursuant to Section 3 to reduce the Participant’s PBP bonus or, as applicable, any other incentive compensation designated by the Plan Administrator as eligible for deferral under this Plan. The form and content of the Deferral Election Form shall be prescribed by the Plan Administrator, and the Deferral Election Form may be completed on-line or by use of any other platform that is made available by the Plan Administrator for such election.

To comply with Code Section 409A, effective January 1, 2005, any Deferral Election Form that is delivered by an Eligible Employee on or after that date shall include: (a) the portion (if any) of the corresponding PBP bonus that the Eligible Employee elects to defer to a Plan Year Account,
(b) the Deferral Period for that Plan Year Account, and (c) the form of payment elected by the Eligible Employee for that Plan Year Account in the case of a distribution resulting from the expiration of the Deferral Period. Notwithstanding the prior sentence, subject to any other applicable terms of this Plan, the Deferral Election Form may state a default time and/or form of payment, and any such default shall apply in the absence of an express election on the Deferral Election Form to the contrary.

1.15Deferral Period

“Deferral Period” means the number of years selected by a Participant pursuant to Section 3 during which payment of his or her Contribution for a Plan Year shall be deferred, in the absence of an intervening event that results in an earlier distribution in accordance with other terms of this Plan.

1.16Effective Date

“Effective Date” means January 1, 1998.

1.17Elected Officer

“Elected Officer” means an officer of an Employer that is elected by the Board, pursuant to the bylaws of the Employer.

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1.18Eligible Employee

“Eligible Employee” means an Employee who is eligible to defer any or all of his or her PBP bonus or, as applicable, any other incentive compensation designated by the Plan Administrator as eligible for deferral under this Plan under the terms of Sections 2 through 8 of this Plan. An Eligible Employee shall be any individual who is:

(a)employed by an Employer as a common law employee for federal employment tax purposes;

(b)eligible for the PBP; and

(c)named by the Compensation Committee (or, prior to July 1, 2006, the Board), or whose position is at a level or title approved by the Compensation Committee (or, prior to July 1, 2006, the Board), to participate in the Plan.

1.19Employer

“Employer” means each and any employing company that participates in this Plan. Employers shall include any Affiliate that adopts this Plan in writing with the consent of the Board, and agrees to be bound by the terms and conditions of the Plan and any amendments or modifications thereto, and which is listed in Appendix I. In the event an Employer ceases participation in the Plan, the date participation ceases shall be indicated in the Appendix.

1.20Enrollment Period

“Enrollment Period” means an election period that is established by the Plan Administrator for submission of a Deferral Election Form pursuant to Section 3.1. The deadline for an Enrollment Period, and the date as of which a Deferral Election Form shall become irrevocable, shall be as stated in Section 2.4(b).

1.21ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereto.

1.22Grandfathered Account

“Grandfathered Account” means the portion (if any) of a Participant’s Account that is exempt from Code Section 409A by virtue of a PBP bonus (or any portion thereof) having been earned and vested on or before December 31, 2004, and earnings (and losses) thereafter accruing. A Grandfathered Account shall consist of any one or more Plan Year Accounts for deferred, vested amounts derived from PBP bonus awards earned during 2004 or any prior year (credited to the Plan in 2005 or any prior year). Because a PBP bonus program participant in 2004 (under the terms of the PBP program, as then administered) accrued a vested right to a PBP bonus on December 31st of that year if he was an active Employee of the Employer on that date, the PBP bonus awarded in 2005 (and contributed to this Plan on or about the date when awarded), is

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considered vested on December 31, 2004, and that Contribution (if any) would therefore be considered part of a Participant’s Grandfathered Account, in combination with any Plan Year Accounts for any prior years.

1.23Interest Bearing Fund

“Interest Bearing Fund” means an Investment Fund offered under the Plan, on and after January 1, 2007, as further described in Section 4.2(b)(ii).

1.24Interest Rate

“Interest Rate” shall have the meaning stated in Section 4.2(b).

1.25Investment Fund

“Investment Fund” means the Interest Bearing Fund, and each of the other book-entry investment accounts offered to Participants by the Plan on and after January 1, 2007, to enable a Participant to direct the investment of his or her Contributions and Account. Each Investment Fund shall reflect the investment performance of a corresponding investment fund under the AlaskaSaver 401(k) Plan, as further described in Section 4.2(c).

1.26Involuntary Termination.

“Involuntary Termination” and its derivatives as the context requires (such as “involuntarily
Terminated”) means no longer employed by an Employer or Affiliated Company as a common law employee for federal employment tax purposes due to discharge, lay off, or similar Employer action.

1.27Participant

“Participant” means each Eligible Employee (as provided in Sections 1.18 and 2), each eligible Highly Compensated Employee under Section 9 and each Eligible Elected Officer under Section 10, who participates in this Plan.

1.28PBP

“PBP” means the Alaska Air Group, Inc. Performance Based Pay Plan, which became effective January 1, 2003.

1.29Plan

“Plan” means the Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan, as set forth herein and amended from time to time.

1.30Plan Administrator

“Plan Administrator” means a person appointed by the Compensation Committee, with responsibility for day-to-day administration of the Plan, and day-to-day administrative oversight

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of any third-party recordkeeper or other administrator(s) appointed by the Compensation Committee or Plan Administrator on or after that date, and if no such person is appointed, the Compensation Committee. For periods prior to July 1, 2006, “Plan Administrator” means the Administrative Committee.

1.31Plan Year

“Plan Year” means the calendar year beginning on the Effective Date and each subsequent calendar year.

1.32Plan Year Account

As applied to deferred PBP bonuses or any other incentive compensation eligible for deferral under this Plan, a “Plan Year Account” for a Participant means the sub-account of the Participant’s Account that tracks the Contribution credited to the Participant’s Account in a given Plan Year in accordance with the deferral election made by the Participant in advance of that Plan Year (including investment earnings and losses on such Contribution).

As applied to a Deferred Retention Incentive, a Plan Year Account means the entire amount of a Participant’s Deferred Retention Incentive Account (including investment earnings and losses thereon).

As applied to a Participant in the Defined Contribution OSRP Plan, a Plan Year Account means the entire amount of a Participant’s OSRP Account, including all allocations credited to such OSRP Account (and investment earnings and losses thereon), in any and all Plan Years.

1.33Qualified Plan

“Qualified Plan” means any defined contribution retirement plan that is qualified or is intended to be qualified under Code Section 401(k) and that is maintained by an Affiliated Company.

1.34Re-Deferral Election

“Re-Deferral Election,” as applied to any Plan Year Account (or any Deferred Retention Incentive Account or OSRP Account) within a Participant’s 409A Account, means an election delivered by the Participant, in accordance with Section 5.4(c), to change the form of payment otherwise payable from such Account.

1.35Restatement Date

“Restatement Date” means November 3, 2023.

1.36Separation from Service

The term “Separation from Service” shall apply to any 409A Account (but not any Grandfathered Account) and shall be interpreted consistently with Code Section 409A. In general, an employee who is a Participant has a “Separation form Service” when the employee

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ceases to be employed by the Employer as a result of the employee’s death, retirement, or other termination of employment (other than a transfer to an Affiliate).

Whether a Separation from Service has occurred shall be based on all of the relevant facts and circumstances. Provided, however, that an employee’s employment relationship shall be treated as continuing intact while he or she is on military leave, sick leave, or other bona fide leave of absence, such as temporary employment by the government, if the period of such leave does not exceed six months or, if longer, so long as the employee’s right to reemployment with the Employer is provided either by statute or by contract. If the period of leave exceeds six months and the employee’s right to reemployment is not provided by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Anything to the contrary notwithstanding, a 29-month period shall be substituted for the six-month period in the event an employee’s leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least six months and that causes the employee to be unable to perform the duties of his or her position or any substantially similar position.

1.37Unforeseeable Emergency

The term “Unforeseeable Emergency” shall apply to a Participant’s 409A Account other than a Deferred Retention Incentive Account or an OSRP Account, shall be interpreted consistently with Code Section 409A, and shall generally mean a Participant’s severe financial hardship resulting from either:

(a)an illness or accident of the Participant, or his or her spouse or “dependent” (as defined in Code Section 152(a)), and the related extraordinary and unforeseeable medical expenses;

(b)loss of a Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance);

(c)other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, such as the imminent foreclosure of or eviction from the Participant’s primary residence, or extraordinary funeral expenses of a spouse or dependent (as defined above).

Generally, the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies. Whether an event constitutes an Unforeseeable Emergency shall be determined by the Plan Administrator based on the relevant facts and circumstances of each case and in accordance with applicable Internal Revenue Service guidance under Code Section 409A.

1.38Valuation Date

Effective January 1, 2007, “Valuation Date” means each business day that is a valuation date under the terms of the AlaskaSaver 401(k) Plan. Prior to January 1, 2007, “Valuation Date” means the first day of each month or any other date the Plan Administrator designates from time to time.

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1.39Additional Definitions in Plan

The following terms are defined in the following subsections of Sections 9 and 10 of the Plan:
(a)Deferred Retention Incentive: As defined in Section 9.2(a)
(b)Deferred Retention Incentive Account: As defined in Section 9.2(b)
(c)Deferred Retention Incentive Agreement: As defined in Section 9.2(c)
(d)Highly Compensated Employee: As defined in Section 9.2(d)
(e)Irrevocability Date: As defined in Section 9.2(e)
(f)1995 OSRP: As defined in Section 10.1
(g)Defined Contribution OSRP Plan: As defined in Section 10.1
(h)Eligibility Effective Date: As defined in Section 10.2(a)
(i)Eligible Elected Officer: As defined in Section 10.2(b)
(j)Irrevocability Date: As defined in Section 10.2(c)
(k)OSRP Account: As defined in Section 10.2(d)
(l)OSRP Eligible Compensation: As defined in Section 10.2(e)
(m)OSRP Employer Contribution: As defined in Section 10.2(f)

Section 2: ELIGIBILITY AND PARTICIPATION

2.1Enrollment

Each Eligible Employee shall become a Participant on the first day of the Plan Year to which the Eligible Employee’s first Deferral Election Form relates.

2.2Termination of Participation

A Participant’s participation in the Plan will terminate when the Participant’s Account balance under this Plan has been paid in full.

2.3Inactive Participation

A Participant shall cease to be an active Participant upon written notification by the Board or the Plan Administrator (including after the Participant ceases to be an Eligible Employee).

In that event, the Participant shall be considered an inactive Participant. An inactive Participant shall continue participation with respect to amounts credited to his or her Account, but no additional Contributions shall be credited to his or her Account pursuant to Section 3 after the date the Participant becomes inactive.

The Accounts of inactive Participants shall continue to be adjusted for earnings and payments pursuant to Section 4. Effective as of January 1, 2007, an inactive Participant shall have the same rights as an active Participant to reallocate the investment of his or her Account among the Investment Funds of the Plan.

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If a Participant becomes an inactive Participant but then subsequently becomes an Eligible Employee, the Participant will not be treated as a newly eligible Participant for purposes of any Deferral Election Form after the Participant has once again become an Eligible Employee, except to the extent permitted under Treasury Regulations Section 1.409A-2(a)(7)(ii).

2.4Annual Deferral Election

(a)Annual Deferral Election Procedure

The Plan shall offer an annual enrollment and deferral election process, consisting of an Enrollment Period of at least 10 business days during which each Eligible Employee shall be offered the opportunity to complete and deliver a Deferral Election Form. An individual who becomes an Eligible Employee shall be eligible to receive and deliver a Deferral Election Form during the annual Enrollment Period that next follows the date as of which he or she becomes an Eligible Employee.

(b)Deadline for Deferral Election Form

(i)For a Grandfathered Account

For Enrollment Periods in 2004 and prior years, the Enrollment Period shall occur in December of the calendar year in which the PBP (or other) award is being earned. The deadline date as of which any deferral election shall become irrevocable shall be determined and stated by the Plan Administrator in the notices accompanying a Deferral Election Form but shall not be later than December 31st of such year.

(ii)For a 409A Account

To comply with Code Section 409A, commencing with the Enrollment Period in 2005 pertaining to potential deferral of the PBP bonus or any other eligible incentive compensation to be awarded in the next following calendar year, and in each year thereafter, the deadline for the irrevocability of the Deferral Election Form shall not be later than:

(A)June 30, in any year in which the PBP bonus or other eligible incentive compensation being earned in such year is “performance-based” (as defined under Code Section 409A); or

(B)December 31 of the calendar year prior to the year in which the PBP bonus will be earned, if the PBP bonus or other eligible incentive compensation to be earned in the following year will not be “performance-based” (as defined under Code Section 409A).

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Section 3: PLAN CONTRIBUTIONS

3.1Participant Deferrals

(a)Election of Deferral Percentage

Except as provided in Section 3.2, a Participant may elect to defer receipt of some or all of a PBP or other eligible incentive compensation payment for a future Plan Year by completing a Deferral Election Form that specifies a percentage of the future PBP (or other) payment (in 1% increments) which the Participant elects to defer, and authorizes the Employer to make a corresponding payroll reduction from the Participant’s PBP award or other eligible incentive compensation payment. The Plan Administrator may, in its sole discretion, limit the maximum amount of compensation that may be deferred under the Plan from any PBP award or other eligible incentive compensation payment.

(b)Deferral Election Form; Enrollment Period

Each Eligible Employee shall be afforded an opportunity to make an annual deferral election during an Enrollment Period for a Plan Year as described in Section 2.4. Except as provided in Section 3.2, after the last day of the Enrollment Period for a Plan Year, a Participant cannot change or revoke the amount of PBP or other eligible incentive compensation deferral elected on the Deferral Election Form, and the Participant may not thereafter modify the form or timing of distribution elected on the Deferral Election Form unless he or she complies with the requirements of the applicable provisions of Section 5.4. If a Participant fails to complete and submit a Deferral Election Form before the end of an Enrollment Period, the Participant is deemed to have elected not to defer any PBP bonus or other eligible incentive compensation for the Plan Year to which the Enrollment Period applies.

3.2Cancellation of Election

A Participant may request to amend or revoke a deferral election in the case of an Unforeseeable Emergency or a hardship distribution under a Qualified Plan. A request for a revocation on account of Unforeseeable Emergency or a hardship distribution under a Qualified Plan will be made in writing on such form and in such manner as prescribed by the Plan Administrator. The Plan Administrator may grant such request if and to the extent that it determines that the revocation of the election would serve to alleviate the Unforeseeable Emergency, in a manner consistent with Section 1.37 above and Code Section 409A, or the hardship that resulted in the hardship distribution under the Qualified Plan. If a Participant’s deferral election is revoked for a Plan Year in accordance with this Section 3.2, the Participant may resume deferrals for a future Plan Year by submitting another Deferral Election Form during any subsequent Enrollment Period that applies to a PBP bonus or other eligible incentive compensation payable in a future Plan Year. The Employer reserves the right to modify any Deferral Election Form in any case or

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class of cases to reflect a change in Plan provisions or for administrative convenience, provided the modification is consistent with the requirements of Code Section 409A.

3.3Deferral Period Election

A Participant must elect a Deferral Period with respect to each election to defer compensation under a Deferral Election Form. The Deferral Period is measured from the first day of the Plan Year to which the Deferral Election Form relates. For example, a Deferral Election Form delivered on June 30, 2005 for the PBP bonus payable in Plan Year 2006 would have a Deferral Period measured from January 1, 2006. The Deferral Period elected must be stated in whole Plan Years, and in no event will a Deferral Period be shorter than two (2) Plan Years. A Deferral Election Form shall become irrevocable on the last day of the Enrollment Period in which it is delivered.

Section 4: ACCOUNTS

4.1Account(s)

(a)In General

Each Plan Year, the Plan Administrator (or the designated third-party recordkeeper, if any) shall establish on the Company’s books and records a Plan Year Account for that Plan Year in the name of each Participant for whom the PBP bonus or other eligible incentive compensation for that Plan Year is deferred, in whole or in part. The Plan Administrator (or third-party recordkeeper) shall credit the Participant’s Account as of the date the PBP or other eligible incentive compensation was paid with the Participant’s Contribution for that Plan Year. The Plan Administrator (or third-party recordkeeper) will credit earnings to each Account pursuant to Section 4.2.

(b)Grandfathered Accounts and 409A Accounts

Grandfathered Accounts shall be administered in accordance with the terms of this Plan that were in effect on or before October 3, 2004.

409A Accounts shall be administered in accordance with the terms of this Plan that expressly apply to 409A Accounts.

Where a provision of this Plan does not distinguish between Grandfathered Accounts and 409A Accounts, and such provision has not been materially modified since October 3, 2004, then such provision shall apply to both types of Accounts.

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4.2Investment Earnings on Accounts

(a)Posting of Earnings to Accounts

The Plan Administrator shall credit each Account with earnings as of each Valuation Date; provided, however, that this responsibility shall be delegated to the Plan’s third-party recordkeeper whenever serving in that capacity.

(b)Interest Rate

(i)Crediting of Interest on and before December 31, 2006

On and before December 31, 2006, Earnings on each Account shall be determined exclusively with reference to an Interest Rate. There shall be a monthly Valuation Date, and the earnings credit for each monthly Valuation Date shall be determined by applying the Interest Rate to the Account balance determined as of the Valuation Date for which earnings are being credited, reduced by any installment payment under Section 5.3(b) for that month. The Interest Rate for a Plan Year (for 2006, or for any prior Plan Year) is the mean between the high and the low during the first eleven months of the preceding Plan Year of yields of Ba2-rated industrial bonds as determined in the discretion of the Plan Administrator, rounded to the nearest one quarter of one percent (0.25%). The Plan Administrator will notify Participants annually of the established Interest Rate for the Plan Year.

(ii)Crediting of Interest on and after January 1, 2007

On and after January 1, 2007, the Plan shall offer a fixed principal, interest bearing fund (“Interest Bearing Fund”) as an alternative to the funds described in Section 4.2(c); provided, however, that the Interest Bearing Fund shall be closed to new investment transfers into that fund after the January 1, 2007 initial transfer of account balances held as of the close of business on December 31, 2006. Thereafter, a Participant may at any time transfer any or all of the balance of the Interest Bearing Fund to any other Investment Fund, or may hold existing balances in the Interest Bearing Fund.

There shall be a daily Valuation Date, at which time each Participant’s balance in the Interest Bearing Fund shall be credited with a day’s interest for each 24-hour period that has elapsed since the next prior daily Valuation Date, at a daily rate equal to the annual interest crediting rate for such year divided by 365. The annual interest rate shall be determined not later than December of the prior year, and shall be equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of such prior year, rounded to the nearest one quarter of one percent (0.25%).

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(c)Investment Funds on and after January 1, 2007

(i)On and after January 1, 2007, the Plan shall offer – in addition to the Interest Bearing Fund described in Section 4.2(b)(ii) – a number of Investment Funds corresponding to, and mirroring the investment characteristics of, the respective investment funds offered under the AlaskaSaver 401(k) Plan. Except for the Interest Bearing Fund, if and when an investment fund is discontinued, or added to, the AlaskaSaver 401(k) Plan, the corresponding Investment Fund will be discontinued or added to this Plan.

(ii)Each such Investment Fund under this Plan shall be in the form of an unfunded book-entry account which shall, in each case, be credited on each daily Valuation Date, with earnings (or losses) that mirror the day-to- day investment performance of the corresponding investment fund under the AlaskaSaver 401(k) Plan (or the applicable interest rate in the case of the Interest Bearing Fund).

(iii)The investment fund that is designated from time to time as the default under the AlaskaSaver 401(k) Plan shall likewise serve as the default investment fund under this Plan in the event that a Participant or beneficiary neglects to make a timely election to direct the investment of his or her Account under this Plan.

(iv)Each Participant who has an Account under the Plan shall have the right to direct the allocation of future Contributions to the Plan, and, separately, to redirect the allocation of his or her entire existing Account balance, from time to time in the manner and with the frequency determined by the Plan Administrator, as administered and interpreted by the recordkeeper for the Plan. A Participant shall not have the right to separately re-allocate the investment of the existing balance of a Plan Year Account (except in the case of a Participant whose entire Account balance consists of a single Plan Year Account).

(v)The Plan Administrator shall have the discretion to determine rules relating to frequency, deadlines and other constraints on a Participant’s right to direct the investment of Contributions and the re-allocation of Account balances. In the absence of adoption of a rule to the contrary by the Plan Administrator, the rules for investment direction and reallocation shall be identical to the rules that apply to the corresponding investment funds under the AlaskaSaver 401(k) Plan.

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Section 5: PAYMENT OF BENEFITS

The provisions of Sections 5.1 through 5.4 describe the timing and form of benefits under circumstances other than hardship or Unforeseeable Emergency (Section 5.5), Change of Control (Section 6), or death (Section 7).

5.1Timing of Payments from the Plan

(a)For Plan Year Accounts within a Grandfathered Account

The timing of payments shall be in accordance with the terms of this Plan which were in effect as of October 3, 2004, as follows:

(i)At the End of the Deferral Period: Except as provided in Section 5.1(a)(ii), payments to a Participant from any one or more Plan Year Accounts within a Grandfathered Account shall begin as soon as administratively feasible after the first day of the April immediately following the last day of the respective Deferral Period for each such Plan Year Account.

(ii)Upon Involuntary Termination: In the event of a Participant’s Involuntary Termination, payment of each Plan Year Account within a Grandfathered Account shall begin as soon as administratively practicable after the Participant’s date of Involuntary Termination, regardless of the Deferral Period elected.

(b)For Plan Year Accounts within a 409A Account

(i)General Rule: Except as provided in Section 5.1(b)(ii) through (iv), payments to a Participant from any one or more Plan Year Accounts in his or her 409A Account shall commence:

(A)in accordance with Section 5.1(a)(i), in the case of payments due to the expiration of the Deferral Period, or

(B)on the first business day of the seventh month after the Participant’s termination of employment, in the case of payments due to Involuntary Termination. Provided, however, in no event shall payments for an Involuntary Termination begin prior to the first business day of the seventh month after the Participant’s Separation from Service.

(ii)Separations At Early Age or With Short Service: If a Participant has a Separation from Service prior to the date he or she has both attained age 55 and accrued at least five full Years of Service, the entire balance of his or her Plan Year Accounts within the 409A Account shall be payable in a single lump sum on the first business day of the seventh month after such Separation from Service.

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(iii)Five-Year Delay in Payment Due to Re-Deferral Election: In the case of a Participant’s Re-Deferral Election that results in a change in the form of payment of any Plan Year Account in a Participant’s 409A Account, the payment commencement date shall be delayed five years from the date the affected Plan Year Account would otherwise have commenced payment; provided, however, that the five-year delay described in this paragraph shall not apply to any distribution triggered by death or an Unforeseeable Emergency. Investment earnings shall continue to be credited to the Participant’s Account during the period of delay and through the date the Account is fully distributed.

(iv)409A Account May Not Commence Payment in 2006: Notwithstanding any other provision of this Plan to the contrary, a payment from a Plan Year Account of a 409A Account that would otherwise become payable between January 1 and December 31, 2006 shall commence instead on the later of (A) January 1, 2007, or (B) the date that is six months later than the deadline date established by the Plan Administrator for the special transition-year election in Section 5.4(d).

5.2Benefit Amount

(a)The amount payable from the Plan shall be based on the balance of the one or more Plan Year Accounts for which payments are then due, measured as of the most recent Valuation Date preceding the payment date.

(b)If the form of payment is a lump sum, the amount payable shall be the entire balance of the applicable Plan-Year Account(s).

(c)If the form of payment is five or 10 annual installments, the amount due shall be the balance of the applicable Plan-Year Account(s) divided by the number of annual installments remaining to be paid (including the installment then payable).

5.3Payment Form

(a)For Grandfathered Account

Except as provided in Section 5.4(a) (which provides for election of a lump sum as an optional form of payment), all benefits shall be paid in annual installments over ten (10) years. The amount of each installment shall be as stated in Section 5.2(c). All installment payments will be made as of April 1 of each year.

(b)For 409A Account

Except in the case of Separation from Service at an early age or with short service (where the entire Account shall be distributed as a lump sum), a Participant may elect on his or her Deferral Election Form for a Plan Year Account (or in a timely Re-Deferral Election) to receive payment from the Plan Year Account in any of

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the three following forms (commencing at the time, and in the amounts, stated in Section 5.1 and 5.2):

(i)Lump sum

(ii)Annual installments over five years; or

(iii)Annual installments over ten years.

5.4Payment-Form Election

(a)For Each Plan Year Account in a Grandfathered Account

Subject to approval of the Plan Administrator, a Participant may elect a single sum payment of his or her benefits provided that the election is made at least one
(1) year before the April 1 as of which payments are to begin in accordance with the initial Deferral Election Form. Once benefit payments commence, the payment form cannot be changed by the Participant or Beneficiary. Al1 payment- form elections shall be made in the form and manner prescribed by the Plan Administrator and shall be subject to approval of the Plan Administrator.

(b)For Each Plan Year Account in a 409A Account

(i)Election on Deferral Election Form: For a 409A Account, at the time of completing his or her Deferral Election Form for a future PBP bonus or other eligible incentive compensation, the Participant who is electing to defer any or all of such PBP bonus or other eligible incentive compensation shall elect a form of payment, in accordance with Section 5.3(b), for that Plan Year Account. In the absence of a stated election of the form of payment (or in case of an election of a form of payment that is not permitted by the Plan), the Plan Year Account shall be payable in a lump-sum by default.

(ii)Irrevocable Election: Except as provided in subsection (c) below, or in the absence of an intervening event that results in a lump-sum distribution becoming payable pursuant to the terms of this Plan, the Participant’s election for the Plan Year Account of the 409A Account (or, in the absence of a timely election, the default form of payment) shall become irrevocable on the deadline stated in Section 2.4(b).

(c)Re-Deferral Election for a Plan Year Account of a 409A Account

As applied to a Plan Year Account of a 409A Account, the provisions of this subsection (c) shall be available to a Participant, with regard to either a deferred PBP bonus Account, a Deferred Retention Incentive Account or an OSRP Account. A Participant may elect to change the form of payment for a Plan Year Account (or for a Deferred Retention Incentive or OSRP Account), but only if (i)

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the new form of payment selected is an optional form under the then-existing terms of Section 5.3(b); and (ii) the new election form is received by the Plan Administrator in final signed form at least 12 full months prior to the date the Plan Year Account (or Deferred Retention Incentive or OSRP Account) would otherwise have been due to commence payment.

(d)Special Transition-Year Election of Form of Payment

Not later than December 31, 2006, the Plan Administrator shall administer one or more special transition-year election processes that comply with the rule of Code Section 409A that allows a Participant to elect a form of payment for any Plan Year Account under a 409A Account as late as December 31, 2006. In each case, the Plan Administrator shall establish a deadline for the return of any such transition-year election. Any such election shall be treated as though it were a timely initial election of the form of payment of the respective Plan Year Account, rather than as a Re-Deferral Election.

5.5Distributions on Account of Hardship or Unforeseeable Emergency

(a)For Grandfathered Accounts

The terms of this Section 5.5(a) shall apply to each Grandfathered Account.

A Participant may apply to the Plan Administrator for a hardship distribution from his or her Grandfathered Account before the date benefits would otherwise commence. Such a hardship distribution is subject to Plan Administrator approval, and is available only for an unanticipated emergency caused by an event beyond the Participant’s control that results in a severe financial hardship. Examples of expenses that will not be considered severe financial hardships include the purchase of a residence and educational expenses. The amount of a hardship distribution may not exceed the amount needed to meet the emergency and may not exceed the value of the Participant’s vested Accounts. A hardship distribution will be paid from the Employer’s general assets, and the Participant’s Account will be reduced as of the distribution date by the amount of the distribution.

(b)For 409A Accounts

The terms of this Section 5.5(b) shall apply to a Participant’s 409A Account; provided, however, that a Participant’s Deferred Retention Incentive Account or OSRP Account shall not be eligible for distribution on account of an Unforeseeable Emergency under this Plan.

In the event of a Participant’s Unforeseeable Emergency, a Participant may request, and the Plan Administrator may approve, a withdrawal from the vested balance of the Participant’s 409A Account (except for any Deferred Retention Incentive Account or OSRP Account). In such a case, the burden of proof shall be on the Participant to produce information sufficient to demonstrate to the Plan

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administrator the existence of the Unforeseeable Emergency, the inadequacy or lack of availability of other resources, and the amount required to satisfy the need.

(i)Amount of Payment: Distributions because of an Unforeseeable Emergency shall be limited to the amount that the Plan Administrator determines to be reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(ii)To the Extent Other Sources Are Insufficient: A distribution on account of an Unforeseeable Emergency may not be made to the extent that the emergency is or may be relieved through reimbursement from insurance or otherwise, or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship.

(iii)Order of Withdrawal: The amount shall be withdrawn from a Participant’s vested Account, starting with the Plan Year Account(s) scheduled to become payable at the earliest date, and then the one or more other Plan Year Account(s) in the chronological order that they are scheduled to become payable; provided, however, that no portion of such amount may be withdrawn from any Deferred Retention Incentive Account or OSRP Account.

Section 6: CHANGE OF CONTROL BENEFITS

The provisions of this Section 6 shall apply solely to a Participant’s Grandfathered Account (if any), and not to a Participant’s 409A Account; provided, however, that a 409A Account that is less than fully vested shall be 100% vested upon the occurrence of a Change of Control prior to a Participant’s Separation from Service, as stated in Sections 9.3(c)(ii) and 10.3(c)(ii). Moreover, the special restriction on Plan amendments following a Change of Control, as stated in Section 12.1(a)(iii), shall apply to any Plan amendment, whether it affects Grandfathered Accounts, 409A Accounts, or both.

6.1Change of Control Benefit

Notwithstanding any other provision of the Plan, in the event of a Change of Control, each Participant (or his or her Beneficiary), except a Participant Terminated For Cause before the date of the Change of Control, shall receive a Change of Control Benefit in accordance with this Section 6, in lieu of any other benefits payable under this Plan. A Participant’s Change of Control Benefit shall be a lump-sum payment of the aggregate balance of the Participant’s Grandfathered Account (if any), determined as of the Valuation Date immediately preceding the date of payment.

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6.2Form of Payment

All Change of Control Benefits shall be paid in the form of a single sum payment within sixty
(60) days after a Change of Control.

6.3Termination of Grandfathered Account Features of Plan

After payment of all Change of Control Benefits, the provision of this Plan that pertain to Grandfathered Accounts shall terminate automatically, and no Participant or Beneficiary will have any further rights with regard to Grandfathered Accounts under the Plan.

Section 7: DEATH BENEFITS

7.1Death After Benefit Payments Begin

If a Participant dies after benefit payments have begun in a form other than a single sum, but before receiving all payments to which the Participant is entitled under the Plan, the aggregate balance of the Participant’s entire Account shall be paid to the Participant’s Beneficiary in a single sum as soon as administratively feasible, but no later than 90 days, after the date of death.

7.2Death Before Benefit Payments Begin

If a Participant dies before benefit payments begin, the aggregate balance of the Participant’s entire Account shall be paid to the Participant’s Beneficiary in a single sum as soon as administratively feasible, but no later than 90 days, after the date of death.

Section 8: VESTING

8.1Vesting

Except as provided in Section 9 (“Deferred Retention Incentive Accounts”) and Section 10 (“Defined Contribution OSRP Accounts”), each Participant shall at all times have a vested, nonforfeitable right to all portions of the Participant’s Account under this Plan.

Section 9: Deferred Retention Incentive Accounts

9.1Purpose

The Chief Executive Officer of the Company (the “CEO”), with the approval of the Compensation Committee or in accordance with a policy approved by the Compensation Committee, may, in his or her sole discretion, from time to time, and for any one or more Highly Compensated Employees, grant a Deferred Retention Incentive and cause the Plan Administrator

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to establish a Deferred Retention Incentive Account under the Plan, all in accordance with this Section 9.

9.2Definitions

(a)Deferred Retention Incentive

“Deferred Retention Incentive” means a grant negotiated and made by the CEO, with the approval of the Compensation Committee or in accordance with a policy approved by the Compensation Committee, to a Highly Compensated Employee (or to an individual who has accepted an offer of employment as a Highly Compensated Employee, subject to the individual actually commencing employment), which is expressed as a dollar amount to be credited to a Deferred Retention Incentive Account, subject to forfeiture or vesting. A Deferred Retention Incentive may serve as either a form of deferred hiring bonus, or as a form of deferred bonus for an active Employee that is intended to provide an incentive to continue to provide services to the Employer. Any Deferred Retention Incentive grants will be listed by name and date in Appendix II of this Plan.

(b)Deferred Retention Incentive Account

“Deferred Retention Incentive Account” means a 409A Account under this Plan for a Participant who is the recipient of a Deferred Retention Incentive grant, and which represents the principal amount of such grant and the earnings (or losses) of the Investment Funds in which such Account is invested by the Participant.

(c)Deferred Retention Incentive Agreement

“Deferred Retention Incentive Agreement” means a form-of-payment election form and a letter, in writing, from the CEO to the recipient of a Deferred Retention Incentive, countersigned by the recipient, stating the dollar amount of the grant, the effective date of the establishment of the Deferred Retention Incentive Account, and any other terms applicable to such grant which are not inconsistent with the terms of this Plan, and appending a copy of this Plan.

(d)Highly Compensated Employee

A “Highly Compensated Employee” means an Employee who is a member of a select group of management or highly compensated employees (within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA), and who has been selected by the CEO, with the approval of the Compensation Committee or in accordance with a policy approved by the Compensation Committee, to receive a Deferred Retention Incentive under this Plan.

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(e)Irrevocability Date

For purposes of this Section 9, “Irrevocability Date” shall mean the close of business on the 30th day following the date the Deferred Retention Incentive Agreement is delivered to the grantee of the Deferred Retention Incentive.

9.3Deferred Retention Incentive Account

(a)Election of Form of Benefit Payment

Consistent with Section 5.3(b), the optional forms of payment for a Deferred Retention Incentive Account shall be:

(i)Lump sum (which shall be the default form);

(ii)Annual installments over five years; or

(iii)Annual installments over ten years.

During the 30-day period starting with the date of delivery of a Deferred Retention Incentive Agreement and election form to a grant recipient, the recipient may elect one of the three optional forms of benefit. The form of benefit elected shall become irrevocable (except to the extent of any Re-Deferral Election under Section 5.4(c)) on the Irrevocability Date. In the absence of a complete and signed election being delivered by the Irrevocability Date, or in the event of death prior to the first anniversary of the Irrevocability Date, the default form of payment shall be a lump sum.

(b)Special Rules for Form and Timing of Payments

In the event of a Participant’s Separation from Service prior to attaining age 55 and five Years of Service, the elected form of benefit shall be disregarded, and the balance of the Deferred Retention Incentive Account shall be distributed as a lump sum, as further described in Section 5.1(b)(ii). Moreover, this Section 9.3 is subject to the terms of Section 7 (in the event of the Participant’s death).

(c)Vesting

The balance (including investment earnings or losses) of a Deferred Retention Incentive Account shall initially be 0% vested, and the balance shall vest according to the vesting terms stated in the Deferred Retention Incentive Agreement. Provided, however, that, notwithstanding any terms in any such Agreement to the contrary, under no circumstances may any portion of a Deferred Retention Incentive Account vest earlier than the first anniversary of the Irrevocability Date.

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In the absence of terms to the contrary in the Deferred Retention Incentive Agreement, the balance of the Account shall vest during active employment as follows:

(i)100% vesting upon the death of the Participant prior to Separation from Service;

(ii)100% vesting upon a Change of Control prior to Separation from Service; provided, however, that no portion of the Account shall vest unless the Highly Compensated Employee remains in the Employer’s service until the first anniversary of the Irrevocability Date;

(iii)20% vesting upon the completion of each full “Year of Service” (as that term is defined in the AlaskaSaver 401(k) Plan), with 100% vesting occurring upon the completion of the fifth such Year of Service; provided, however, that no portion of the Account shall vest earlier than the first anniversary of the Irrevocability Date.

(d)Other Terms Applicable to a Deferred Retention Incentive Account

In general, a Deferred Retention Incentive Account shall be subject to the terms of Sections 4, 5, 6, 7, 11, 12 and 13 of this Plan that apply to a Plan Year Account of a 409A Account. As the context requires, a reference in this Plan to a 409A Account (or a Plan Year Account of a 409A Account) shall be interpreted to include any Deferred Retention Incentive Account.

Section 10: Defined Contribution OSRP Accounts

10.1Purpose

For certain Eligible Elected Officers who are not eligible to participate in or are not accruing benefits under the 1995 Elected Officers Supplemental Retirement Plan (as amended, the “1995 OSRP”), this Section 10 (sometimes referred to as the “Defined Contribution OSRP Plan”) serves as a complementary program for certain purposes similar to those served by the 1995 OSRP.

10.2Definitions

(a)Eligibility Effective Date

“Eligibility Effective Date” means the effective date of a Participant’s participation in the Defined Contribution OSRP Plan.

Before June 1, 2008, “Eligibility Effective Date” means the date determined by action of the Compensation Committee, or in accordance with a policy approved

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by that Committee. On and after June 1, 2008 and before the Restatement Date, “Eligibility Effective Date” means the 15th day after the date an Employee is promoted or hired into a position at a level or with a title that, in accordance with a policy of the Company or an Employer, entitles the Employee to participate in the Defined Contribution OSRP Plan.

As of the Restatement Date, “Eligibility Effective Date” means the date an Employee is promoted or hired into a position at a level or with a title that, in accordance with a policy of the Company or an Employer, entitles the Employee to participate in the Defined Contribution OSRP Plan (or any other date as may be designated by the Compensation Committee that is on or after such date).

Employees who are actively participating in the 1995 OSRP immediately before January 1, 2014 shall automatically have an Eligibility Effective Date of January 1, 2014.

Enrollment in this Plan for purposes of this Section 10 shall be as prescribed by the Plan Administrator, which may include on-line enrollment or enrollment by use of any other platform that is made available by the Plan Administrator.

(b)Eligible Elected Officer

“Eligible Elected Officer” means an Employee of an Employer who occupies a position (or has accepted a position) as a member of a select group of management or highly compensated employees (within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA), and satisfies (i) or (ii) below:

(i)

(A)(1)    commences (or re-commences) employment as an Employee of an Employer after March 31, 2003, or is re- assigned or promoted to a different classification of employment after that date, and

(2)    is not eligible upon the occurrence of the event in clause “(1)” above to actively participate in (i.e., accrue new or additional benefits under) a tax-qualified defined benefit pension plan maintained by his or her Employer for management employees;

or

(B)elected the enhanced Employer match program under the tax- qualified defined contribution plan maintained by the Employer instead of the Employer’s tax-qualified defined benefit pension plan, and was promoted on or after January 1, 2006 to an elected officer position; or

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(C)was an active participant in the 1995 OSRP immediately before January 1, 2014, or

(D)was an active participant in the Alaska Air Group, Inc. Retirement Plan for Salaried Employees, as amended (the “Qualified Defined Benefit Plan”) and was promoted on or after June 20, 2011 to an elected officer position;

and

(E)who, before June 1, 2008, either

(1)is approved by the Compensation Committee as eligible to participate in the Defined Contribution OSRP Plan, or

(2)is hired or promoted into a position at a level or with a title, in accordance with a policy approved by the Compensation Committee, that is eligible to participate in the Defined Contribution OSRP Plan;

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or (ii)

and

(F)who, on and after June 1, 2008, is hired or promoted into a position at a level or with a title that, in accordance with a policy of the Company, is eligible to participate in the Defined Contribution OSRP Plan;

(A)on and after June 1, 2008, is hired or promoted into a position at a level or with a title that, in accordance with a policy of the Company or an Employer, is eligible to participate in the Defined Contribution OSRP Plan; and

(B)has a position of Vice President or above and is neither eligible for nor accruing benefits under the 1995 OSRP; provided, however, that the only Employee of Horizon Air Industries, Inc. who may be an Eligible Elected Officer is the President and Chief Executive Officer of Horizon Air Industries, Inc.

If a Participant ceases to be an Eligible Elected Officer after the time the individual had received an OSRP Employer Contribution but has not incurred a Separation from Service, then the individual shall be considered an inactive Participant who is ineligible to receive an OSRP Employer Contribution relating to the time period(s) during which the individual is determined to be an inactive

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Participant, unless otherwise notified in writing by the Board or the Plan Administrator. However, an inactive Participant shall continue participation with respect to amounts previously credited to his or her Account.

(a)Irrevocability Date

For purposes of this Section 10, “Irrevocability Date” shall mean the deadline for a Participant to elect a form of payment for the OSRP Account by returning a completed and signed form-of-benefit election form. The Irrevocability Date shall be the close of business on the 30th day following the Eligibility Effective Date.

(b)OSRP Account

“OSRP Account” means an Account established under the terms of this Section 10 for an Eligible Elected Officer.

(c)OSRP Eligible Compensation

“OSRP Eligible Compensation” for a Participant for a Plan Year means the sum of:

(i)the gross amount of base recurring salary paid to the Participant during the Plan Year (or, if less, the portion of the Plan Year during which the Participant was an Eligible Elected Officer); plus

(ii)the gross amount of any short-term annual cash bonus awarded to the Participant, if paid or payable as of a date when the Participant was an Eligible Elected Officer.

The amounts in “(i)” and “(ii)” shall each be the gross dollar amount determined prior to any tax withholding, other deductions or withheld after-tax or pre-tax amounts, or any pre-tax deferrals to any Account in this Plan or any other qualified or nonqualified deferred compensation plan or arrangement.

(d)OSRP Employer Contribution

“OSRP Employer Contribution” for a Plan Year means an annual Employer contribution to the OSRP Account of each Participant who is an active Eligible Elected Officer during part or all of such Plan Year. The amount of the annual OSRP Employer Contribution for a Plan Year shall be equal to A plus B where:

A is (i) the Applicable Percentage of the Participant’s OSRP Eligible Compensation; minus

(ii) the amount of Employer matching contributions that would have been credited during the Plan Year to the Participant’s individual account under the Qualified Plan in which he or she is eligible to participate, determined as if the

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Participant had contributed the maximum legally permissible amount of matchable elective deferrals to the Qualified Plan during the Plan Year (or, if less, the portion of the Plan Year in which he or she was eligible to defer to the Qualified Plan) plus the amount of any Employer non-elective contributions credited during the Plan Year to the Participant’s individual account under the Qualified Plan. In the case of Participants who first begin participating in the Defined Contribution OSRP Plan on or after June 20, 2011 and immediately before such date were active participants in the Qualified Defined Benefit Plan, the amount of Employer matching and non-elective contributions shall be deemed to be twelve (12) percent of creditable compensation under the Qualified Plan through the 2013 Plan Year.

And

B is the amount of Employer matching contributions (adjusted for earnings and losses) that were made on the Participant’s behalf to the Qualified Plan and forfeited because of the actual deferral percentage test under Code Section 401(k)(3) and the contribution percentage test under Code Section 401(m).

The “Applicable Percentage” for a Participant will be determined as set forth on Appendix III. Effective as of the Restatement Date, the Applicable Percentage may be determined by the Compensation Committee from time to time, including in connection with changes to Employer matching contributions under the applicable Qualified Plan.

The amount of the OSRP Employer Contribution shall be determined and credited to a Participant’s OSRP Account as soon as practicable following the end of a Plan Year; provided, however, for a Participant who has a Separation from Service (or dies) during a Plan Year, the amount shall be determined and credited to the OSRP Account as soon as practicable following the event triggering a distribution.

10.3Terms Applicable to OSRP Accounts

(a)Election of Form of Benefit Payment

Consistent with Section 5.3(b), the optional forms of payment for an OSRP Account shall be:

(i)Lump sum (which shall be the default form);

(ii)Annual installments over five years; or

(iii)Annual installments over ten years.

During the 30-day period starting with a Participant’s Eligibility Effective Date, the Participant may elect one of the three optional forms of benefit, and the form

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of benefit elected shall become irrevocable (except to the extent of any Re- Deferral Election under Section 5.4(c)) on the Irrevocability Date. In the absence of a complete and signed election being delivered by the Irrevocability Date, or in the event of death prior to the first anniversary of the Irrevocability Date, the default form of payment shall be a lump sum.

Notwithstanding the previous paragraph, a Participant who first becomes an Eligible Elected Officer prior to December 31, 2006 shall make his or her initial election of the form of payment for the OSRP Account in a special 2006 transition-year election process, as described in Section 5.4(d).

(b)Special Rules for Form and Timing of Payments

In the event of a Participant’s Separation from Service prior to attaining age 55 and five Years of Service, the elected form of benefit shall be disregarded, and the balance of the OSRP Account shall be distributed as a lump sum, as further described in Section 5.1(b)(ii). Moreover, this Section 10.3 is subject to the terms of Section 7 (in the event of the Participant’s death).

(c)Vesting

The balance (including investment earnings or losses) of an OSRP Account shall initially be 0% vested, and shall vest as follows:

(i)100% vesting upon the death of the Participant prior to Separation from Service;

(ii)100% vesting upon a “Change of Control prior to Separation from Service; provided, however, that no portion of the Account shall vest unless the Eligible Elected Officer remains in the Employer’s service until the first anniversary of the Irrevocability Date.

(iii)20% vesting upon the completion of each full “Year of Service” (as that term is defined in the AlaskaSaver 401(k) Plan), with 100% vesting occurring upon the completion of the fifth such Year of Service; provided, however, that no portion of the Account shall vest earlier than the first anniversary of the Irrevocability Date.

(d)Other Terms Applicable to an OSRP Account

In general, an OSRP Account shall be subject to the terms of Sections 4, 5, 6, 7, 11, 12 and 13 of this Plan that apply to a Plan Year Account of a 409A Account. As the context requires, a reference in this Plan to a 409A Account shall be interpreted to include any OSRP Account.

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Section 11: ADMINISTRATIVE POWERS AND DUTIES

11.1Administrative Oversight; Appointment of Plan Administrator

The Compensation Committee shall have the authority and responsibility to oversee the administration of the Plan, and to appoint and replace the Plan Administrator, who shall be a person who may, but need not, be an Employee or Elected Officer of an Employer.

Prior to July 1, 2006, the Plan was administered by the Administrative Committee.

An individual serving as Plan Administrator on or after July 1, 2006 (or a member of the Administrative Committee prior to that date) may participate in the Plan if he or she is otherwise eligible to do so.

On and after July 1, 2006, the Plan Administrator shall be responsible for day-to-day administration of the Plan and shall furthermore be responsible for day-to-day oversight of the performance of duties by any third-party recordkeeper or third-party administrator(s) that provides services to the Plan.

11.2Powers and Duties

The Plan Administrator (and, in the event of an appeal, the Review Committee) shall have the power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits. The Plan Administrator (and, in the event of an appeal, the Review Committee) shall have the absolute discretion to decide all issues of fact or law. Any decision by the Plan Administrator or Review Committee that is not shown to be an abuse of discretion must be upheld by a court of law. Without limiting the foregoing, the Plan Administrator (on and after July 1, 2006, with the oversight of the Compensation Committee) shall have the following administrative powers and duties:

(a)to require any Participant or Beneficiary to furnish information as they may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

(b)to make and enforce rules and regulations and prescribe the use of forms as they shall deem necessary for the efficient administration of the Plan;

(c)to interpret the Plan and to resolve ambiguities, inconsistencies and omissions in a nondiscriminatory manner;

(d)to determine tax withholding;

(e)to compute the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; and

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(f)to delegate any of the Plan Administrator’s administrative powers or duties hereunder to any of their agents or employees, including without limitation an entity appointed to serve as a third-party recordkeeper or administrator.

11.3Committee Procedures

(a)Compensation Committee After July 1, 2006

A majority of the Compensation Committee members in office may fulfill any act which the Plan authorizes or requires of the Compensation Committee. A majority of Compensation Committee members may delegate in writing to the Chair of the Compensation Committee the authority to take any action, and/or to give certified notice in writing of any action, taken by the Compensation Committee or its Chair.

(b)Administrative Committee Prior to July 1, 2006

Prior to July 1, 2006, while the Administrative Committee is serving as the Committee, no Administrative Committee member who participates in the Plan shall vote on any matter that pertains to the member or to the member’s rights and/or benefits under the Plan unless such matter pertains to all Participants or all Participant’s rights and/or benefits under the Plan. Each member of the Administrative Committee shall be excused from voting on any action pertaining solely to the member or members of the Administrative Committee or their rights and/or benefits under the Plan, and the action shall be taken by a majority of the remaining members of the Administrative Committee, or if the remaining members do not constitute a quorum, by the Compensation Committee. The action of such majority of the Administrative Committee expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Administrative Committee and shall have the same effect for all purposes as if assented to by all Administrative Committee members.

11.4Appointment of Agents

The Compensation Committee and the Plan Administrator may each appoint such actuaries, accountants, counsel, specialists, recordkeepers and other persons or organizations as they shall respectively deem necessary for administration of the Plan and they each shall be entitled to prudently rely upon any tables, valuations, certificates, opinions, or reports which shall be furnished to them by such persons or organizations.

11.5Administrative Expenses

All expenses incurred by the Plan Administrator or Compensation Committee in connection with the administration of the Plan, including but not limited to the compensation of any actuary, accountant, counsel, specialist, recordkeeper or other persons or organizations who shall be employed in connection with the administration of the Plan, shall be paid by the Company.

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11.6Determinations

All determinations hereunder made by the Board, Compensation Committee or Plan Administrator shall be made in the sole and absolute discretion of the Board, Compensation Committee or Plan Administrator, as the case may be.

In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan, and the applicability and the interpretation of the provisions of the Plan, the decision of the Board, Compensation Committee or Plan Administrator upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Company, the Board, all persons at any time in the employ of an Employer, the Participants and their Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next of kin, and distributees of all the foregoing.

11.7Claim and Review Procedure

(a)Initiating a Claim

Any Participant or the Participant’s Beneficiary (the “Claimant”) may apply for or claim a benefit under Plan (including a dispute regarding a determination affecting a benefit or right under the Plan made by the Plan Administrator or a person or persons authorized by the Plan Administrator to make the determination) by submitting a signed, written application to the person(s) to whom the Plan Administrator has delegated the authority to determine claims (which, as of the Restatement Date, is the Company’s Vice President, People).
Any claim must be submitted no later than sixty (60) days after the latest date under the terms of the Plan for payment of the benefit in dispute. For purposes of this Section 11.7, “Plan Administrator” shall refer to such delegate where applicable, and if there is no such delegate, the Compensation Committee. A Claimant may authorize in writing a representative to act on behalf of the
Claimant in pursuing the Claimant’s rights under this Section 11.7.

(b)Claim Decision

Each claim will be decided by the Plan Administrator. If the claim is completely or partially denied, the Plan Administrator will notify the Claimant in writing of the Claim denial. The notification will be provided within a reasonable time, but not more than ninety (90) days after the date the Plan Administrator receives the written claim, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If an extension is required, the Claimant will be provided with written notice before the end of the initial ninety (90)-day period indicating the special circumstances requiring the extension and the date by which the Plan Administrator expects to notify the

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Claimant of his or her determination. In no event will an extension extend more than ninety (90) days after the end of the initial ninety (90)-day period.

(c)Claim Denial

If the Plan Administrator denies a claim in whole or in part, the Plan Administrator shall notify the Claimant in writing or electronically of the denial and the Claimant’s right to request a review of the denial. The notice of denial shall set forth, in a manner calculated to be understood by the Claimant:

(i)specific reasons for the denial,

(ii)specific references to the applicable Plan provisions on which the denial was based,

(iii)a description of any material or information or material necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary,

(iv)an explanation of the Plan’s appeals procedures and the time limits for review, and

(v)a statement of the Claimant’s right to bring a civil action under ERISA following an adverse determination on review.

(d)Requesting an Appeal

A Claimant whose claim is denied, completely or partially, may request a review of the initial denial by submitting to the Plan Administrator a written request for review of the denial. The Claimant’s request for review must be submitted within sixty (60) days after the Claimant receives written notification of the claim denial by the Plan Administrator. A Claimant may submit written comments, documents, records and other information relating to the Claim. The Plan Administrator will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, regardless of whether this information was submitted or considered in the initial review of the Claim.
Upon request and free of charge, the Claimant will be provided reasonable access to, and copies of, all documents, records and other information relevant to the claim, including any document, record or other information that was relied upon to deny the claim, or submitted, considered or generated in the course of, the initial claim denial.

(e)Appeal Decision

The Compensation Committee acting as the Plan Administrator will determine any appeal of a denied claim. The Claimant will be provided a final, written determination of the claim within a reasonable period of time, but not more than

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sixty (60) days after receipt of the Claimant’s request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the Claim appeal. If an extension is required, the Claimant will be provided written notice, before the end of the initial sixty (60)-day period. The extension notice will state the special circumstances requiring an extension and the date by which the Plan Administrator expects to make the appeal decision. In no event will an extension extend more than sixty (60) days after the end of the initial sixty (60)-day period unless an extension is required because the Claimant failed to submit necessary information to decide the Claim. If an extension is required because the Claimant failed to submit necessary information to decide the Claim, the period for making the determination on review will be suspended from the date the notice of extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(f)Decision on Appeal

The Plan Administrator will provide the Claimant with written or electronic notification of the appeal determination. If the decision is adverse, in whole or in part, the decision shall set forth in a manner calculated to be understood by the Claimant:

(i)specific reasons for the adverse decision with specific references to the applicable Plan provisions on which the decision was based,

(ii)a statement that, upon request and free of charge, the claimant is entitled reasonable access to, and copies of, relevant information and documents,

(iii)a description of any voluntary appeals procedures and a statement of the Claimant’s right to obtain information about these procedures, and

(iv)a statement of the Claimant’s right to bring a civil action under ERISA.

(g)Rules and Procedures

The Plan Administrator shall establish additional administrative procedures in accordance with this Section 11.7 and ERISA as they deem necessary or appropriate, including safeguards to insure and verify that decisions under this Section 11.7 are made in accordance with the Plan document and are applied consistently to similarly-situated Participants and Beneficiaries. Additional administrative procedures may include, but are not limited to, protocols, guidelines, periodic review and audits.

The Plan Administrator (or its delegate, as applicable) shall have the sole discretion to determine all issues of fact and law under this Plan. Any decision by the Plan Administrator that does not constitute an abuse of discretion must be upheld by a court of law.

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(h)Time Limit for Claims

Claims under this Plan must be filed with the appropriate court, after exhausting administrative remedies, within three (3) years from the accrual of the cause of action. A Plan claim will accrue, hereunder, when the claimant knows, or with reasonable diligence should have known, of the underlying facts giving rise to the claim, regardless of whether claimant is aware of the legal significance of such facts. Notwithstanding the foregoing, a Plan claim will accrue at an earlier point in time when there has been a clear repudiation of the Plan claim by the Employer, the Plan Administrator or an agent thereof. A claim involving service or compensation or pay will accrue as of the first day that the Employee, Participant or Beneficiary was aware or should have been aware (for example, by examination of any Participant or Beneficiary statement or report) of an error involving the service, compensation or pay. A claim involving an investment return or expense will accrue on the first day that the Participant or Beneficiary was aware or should have been aware of the investment return or expense.

(i)Exhaustion of Administrative Remedies

No legal or equitable action for benefits under the Plan shall be brought unless and until the Claimant has satisfied the procedures in this Section 11.7. If, as of the Restatement Date, the limitation period has started to run, but has not run in its entirety, a Participant or Beneficiary shall have the greater of: (i) the limitation periods set forth above, or (ii) six (6) months from the Restatement Date to file an administrative claim, and six (6) months after the final decision on such administrative claim to seek judicial review, or if an administrative claim is currently pending, the claimant must seek judicial review within six (6) months after the final decision on such administrative claim.

(j)Venue

Venue for any lawsuit with respect to this Plan is expressly limited to the Federal District Court of the Western District of Washington.

11.8Exemption From Liability/Indemnification

The members of the Board, Compensation Committee and Plan Administrator, collectively and individually, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions, and conduct of their duly-appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Company shall indemnify each member of the Board, Compensation Committee and Plan Administrator, and any other employee, officer, or director of an Employer against any claims, loss, damage, expense, or liability, by insurance or otherwise (other than amounts paid in settlement not approved by the Company), reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Board or Compensation

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Committee or in the role of Plan Administrator, or performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan, unless the same is judicially determined to be the result of the individual’s gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 12: AMENDMENT AND TERMINATION

12.1Amendment or Termination

(a)Right to Amend or Terminate

Except as otherwise provided in this Section, the Company reserves the right at any time and from time to time to amend any or all provisions of the Plan or terminate the Plan, in whole or in part, for any reason and without consent of any person, and without liability to any person for such amendment or termination; provided that the Compensation Committee may, without Board approval, amend any Appendix to this Plan reflect changes to Participants or to document changes to the Applicable Percentage for purposes of OSRP Employer Contributions to a Participant. Notwithstanding the preceding sentence, no amendment of the Plan shall:

(i)adversely affect the benefits or rights of a Participant or Beneficiary under the Plan (other than election or availability of a form of benefit payment under Section 5, 9 or 10) earned and vested as of the effective date of the amendment without the written consent of each affected Participant and Beneficiary unless such change is required by law or regulations or is necessary to avoid unfavorable tax consequences; or

(ii)adversely affect the features of the Plan in effect as of the effective date of the amendment without the written consent of each affected Participant and Beneficiary unless such change is required by law or regulations or is necessary to avoid unfavorable tax consequences; or

(iii)be adopted or become effective after a Change of Control without the written consent of all Participants and Beneficiaries.

(b)Plan Termination

Nothing in this Plan shall be construed to require continuation of this Plan with respect to existing or future Participants or Beneficiaries.

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Notwithstanding Section 12.1(a)(i), the Company may amend the Plan to cease all future Contributions and/or OSRP Employer Contributions and shall pay benefits according to the then existing or amended distribution provisions.

Notwithstanding Section 12.1(a)(i), the Company may terminate the Plan and in that event, shall distribute the balance of any and all Plan Year Accounts which are Grandfathered Accounts (but not any 409A Accounts) as soon as administratively feasible in the form of single sum payments determined as though the benefits were Change of Control Benefits under Section 6.

It is the Company’s intention that, except as expressly stated to the contrary at the time of adopting an amendment, no amendment of this Plan is intended to cause a “material modification” (within the meaning of Code Section 409A) of any portion of any Participant’s Grandfathered Account. In the event that the Company determines, with the advice of counsel, that any previously adopted amendment that was not intended to be a material modification may be deemed to be a material modification, the Company shall have the right to revoke any such amendment retroactively to the full extent permitted by Code Section 409A.

(c)Procedures

Any amendment or termination of the Plan (other than an amendment to an Appendix to this Plan that may be made by the Compensation Committee in accordance with Section 12.1(a)) hall be adopted by the Board, made in writing, and executed on behalf of the Company by the Chair of the Compensation Committee (or, prior to July 1, 2006, by an authorized officer of the Company); provided.

(d)Special Credits

Notwithstanding the foregoing provisions, the Compensation Committee may, in its discretion, provide for special credits of benefits under this Plan on a case by case basis for Plan Participants and, in each case at the time of crediting of such benefits, establish the vesting and other provisions applicable to such benefits.

Section 13: MISCELLANEOUS PROVISIONS

13.1Appendices

Any Appendix to this Plan, as amended from time to time, is incorporated into the Plan and made a part of the terms and conditions of this Plan.

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13.2ERISA Status

This Plan shall constitute a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

13.3Unfunded Nature of the Obligation

The obligation to pay benefits under the Plan shall at all times be an unfunded, unsecured obligation of the Employer. The Employer is not obligated to purchase any annuity contracts to provide benefits under the Plan, to establish a trust for the purpose of receiving contributions and paying benefits under the Plan, or to otherwise set aside funds for the purpose of providing Plan benefits.

13.4Facility of Payment

In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Plan Administrator may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act or to any relative of such person by blood or marriage, for such person’s benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Company and the Plan of any liability to the extent of such payment.

13.5Governing Law

The Plan shall be construed in accordance with applicable provisions of the Code, ERISA and the laws of the State of Washington, to the extent not preempted by ERISA.

13.6Limitation on Assignment; Domestic Relations Orders

(a)Limitation on Assignment, Attachment, Garnishment

Except as provided in “(b)”, benefits under this Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void, and a Participant’s or Beneficiary’s interest in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process.

(b)Domestic Relations Orders

The Plan Administrator (subject to review, in accordance with Section 11.7, in case of an appeal by the Participant or an alternate payee) shall follow – if, when, and to the extent a Participant is receiving a distribution (or series of distributions)

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of benefits under the Plan – any judgment, decree or order of a state court (including court approval of a property settlement agreement) which:

(i)relates to the provision of child support, alimony payments or marital property rights made pursuant to a state domestic relations law (including a community property law),

(ii)provides an alternate payee with a right to receive all or a stated portion of one or more subsequent distributions which would otherwise then be payable entirely to the Participant or a Beneficiary under the otherwise applicable provisions of this Plan, and

(iii)satisfies the requirements of Code Sections 414(p)(2) and (3).

13.7No Additional Rights.

No person shall have any rights under the Plan, except as, and only to the extent, expressly provided for in the Plan. Neither the establishment or amendment of the Plan or the creation of any fund or account, or the payment of benefits, nor any action of an Employer or the Board, Compensation Committee or Plan Administrator shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in any account or fund other than as herein provided. The Company and the other Employers expressly reserve the right to discharge any employee at any time with or without cause.

13.8Notice

All notices, statements, reports and other communications from the Company, Board, Compensation Committee or Plan Administrator to any employee or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such employee, or other person at his or her address last appearing on the Employer’s records.

13.9Severability

If any provision of this Plan is held unenforceable or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if the unenforceable or invalid provisions had never been included.

13.10Tax Consequences and Withholding

The Company does not represent or guarantee that any particular federal or state income, payroll, Social Security, or other tax consequences will result from participation in the Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation in the Plan.

All payments of federal or state income, Social Security, payroll, or other tax required with respect to contributions or benefits under the Plan shall be satisfied by withholding the required

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amount from the Participant’s salary, other current compensation or Plan benefit payment, or if the Participant’s salary, other current compensation or benefit payment is insufficient to satisfy any required tax payments, the Participant shall satisfy the payments in a manner approved by the Plan Administrator.

The prior paragraph shall likewise apply to any tax withholding obligation of a Participant that results from the vesting (rather than the distribution) of any or all of any Deferred Retention Incentive Account or any OSRP Account.

Determinations by the Plan Administrator with respect to tax withholding shall be binding on the Participant and Beneficiaries.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be adopted effective as of the Restatement Date.

ALASKA AIR GROUP, INC.

By:         [NAME]
[Chair, Compensation Committee] Date:

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APPENDIX I: PARTICIPATING EMPLOYERS

Prior to the Restatement Date, “Employer” as defined in Section 1.19 means the Company (Alaska Air Group, Inc.) and the following employers (during the period of time noted below).

Effective as of the Restatement Date, “Employer” means only the following employers during the following period of time.

Employer	Beginning Date	Ending Date
1. Alaska Airlines, Inc.	January 1, 1998	–
2. Horizon Air Industries, Inc.	January 1, 1998	–

Last updated: October 24, 2023

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APPENDIX II: DEFERRED RETENTION INCENTIVE ACCOUNTS

A Deferred Retention Incentive under Section 9 has been granted to the each of the following individuals, and a Deferred Retention Incentive Account has been established effective as of the respective date indicated below.

Highly Compensated Employee    Effective Date None

Last updated: October 24, 2023

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APPENDIX III: APPLICABLE PERCENTAGE FOR OSRP EMPLOYER CONTRIBUTIONS

For purposes of the OSRP Employer Contribution described in Section 10.2, the “Applicable Percentage” will be determined as follows:

Description	Applicable Percentage
Participants who first begin participating in the Defined Contribution OSRP Plan before June 20, 2011	10%
Participants who first begin participating in the Defined Contribution OSRP Plan on or after June 20, 2011 and were active participants in the Qualified Defined Benefit Plan immediately before June 20, 2011; or Participants who first begin participating in the Defined Contribution OSRP Plan on January 1, 2014 and were active participants in the 1995 OSRP immediately prior to January 1, 2014, the Applicable Percentage	12%
Any other Participants, with respect to contributions made under Section 10.2 prior to January 1, 2023	6%
Any other Participants, with respect to contributions made under Section 10.2 on or after January 1, 2023

7.5% for an Eligible Elected Officer who is a participant in the AlaskaSaver 401(k) Plan and who is not an active participant in the Qualified Defined Benefit Plan.

6.0% for an Eligible Elected Officer who is a participant in the Horizon Air Savings Investment Plan.

The Applicable Percentage for any other Eligible Elected Officer will be determined by reference to the employer match under the tax-qualified defined contribution plan in which the Eligible Elected Officer participates.

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Notwithstanding the above, the Compensation Committee may, from time to time in its sole discretion, specify a different Applicable Percentage for any Participant if it deems the circumstances compelling. For current Participants, such Applicable Percentage shall take effect as of the beginning of the Plan Year next following the Compensation Committee’s action. For new Participants, the Compensation Committee shall specify the Applicable Percentage no later than the Participant’s Irrevocability Date and such Applicable Percentage shall apply to OSRP Eligible Compensation earned after the Compensation Committee’s action. The names of any such Participants, the Applicable Percentage, and the time period for any such change to the Applicable Percentage are as set forth below:

Name of Participant	Applicable Percentage	Effective Date or Plan Year
None

Last updated: November 3, 2023

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